Cardinal Ethanol News
Fueling energy independence.

May 2023

EPA Grants Emergency E15 Waiver for Summer Driving Season

On April 28, 2023, the U.S. Environmental Protection Agency announced the issuance of an emergency fuel waiver for E15 sales through the summer driving season. The granting of this waiver is not only crucial to ethanol producers, such as Cardinal, but also provides relief to consumers, like you, at the pump. The waiver helps consumers to opt for a lower cost option when fueling up during summer driving months, while simultaneously reducing greenhouse gas emissions and pollution.


AMERICA'S FUEL
E15

Allowing E-15 sales during the summer driving months helps to protect American consumers from relying on imported fossil fuels. The waiver allows the sale of E-15 through the summer helping to extend tight gasoline supplies and mitigates fuel shortages for consumers. Not only is this waiver positive for ethanol producers and consumers, but it is also great for our environment; blends of ethanol such as E-15 produces cleaner air compared to regular unleaded gasoline.

Your choice to use E-15 helps build U.S. energy independence while supporting American agriculture and manufacturing. The U.S. Environmental Protection Agency's emergency waiver went into effect on May 1, 2023. We, along with our partners in the ethanol industry, are continuously advocating to make year around sales of E-15 a permanent solution for all.

Distributions

On May 16, 2023, the Board voted to make a $1,250 per unit distribution to members as of that date. That distribution will be paid by the end of May. Remember to keep us updated with your current contact information so that we can get all information to you efficiently. When you call our office with any investor related questions, you will want to speak with Bill Dartt or Ashleigh Lawrence.

1 | P a g e

2 | P a g e Fiscal Quarter Ended March 31, 2023, Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-Q for the quarter ended March 31, 2023. Some of the highlights and key information from the fiscal year include: • Net income was approximately $29.4 million or about $2,012 per unit for the six months ended March 31, 2023, compared to a net income of approximately $40.8 million or about $2,795 per unit for the same period in 2022. • We experienced a decrease in ethanol gallons sold of 4% for the six months ended March 31, 2023, as compared to the same period in 2022. Our ethanol production rates were lower for the period because of scheduled maintenance at the plant. • The average price per gallon of ethanol sold for the six months ended December 31, 2022, was approximately 8% lower than the average price for the same period in 2022, primarily because of decreased energy prices, including crude oil and gasoline prices. • We experienced a decrease of approximately 3% in DDGS sold for the six months ended March 31, 2023, as compared to the same period in 2022 because of our ethanol production and thus, DDGS production for the period. • DDGS prices were up approximately 18% for the six months ended March 31, 2023, compared to the same period in 2022. • We experienced an increase in corn oil sold of approximately 4% for the six months ended March 31, 2023, as compared to the same period in 2022 resulting primarily from higher corn oil yield from increased efficiencies during the current period. • Corn oil prices were up approximately 22% for the six months ended March 31, 2023, compared to the same period in 2022 due to an increase in soybean oil prices and increased biodiesel production. • Our revenues from soybean sales decreased for the six months ended March 31, 2023, as compared to the same period in 2022. This decrease is primarily a result of a decrease in bushels sold of approximately 7%. This decrease is primarily due to delayed timing of soybean sales in order to capture a more conducive market. • We used approximately 1% fewer bushels of corn to produce our ethanol, distillers’ grain and corn oil in the six months ended March 31, 2023, compared to the same period in 2022 because of the lower ethanol production levels for the current period. • Corn prices increased approximately 2% for the six months ended March 31, 2023, compared to the same period in 2022, primarily because of a smaller crop carry out from 2022’s harvest and a weakened basis in the Eastern Corn Belt. • The cost of natural gas was approximately 1% higher in the six months ended March 31, 2023, compared to the same period in 2022 due to increased demand, an increase in the price of crude oil and volatility in prices towards the beginning of the current period. • During the six months ended March 31, 2023, we purchased approximately 31% less bushels of soybeans compared to the same period in 2022 primarily due to a cash price that was not conducive to producer selling.

3 | P a g e *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10- K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. Statements of Operations (Six Months Ended) 3/31/2023 3/31/2022 Revenues 265,719,575$ 284,229,631$ Cost of Goods Sold 232,343,763 239,159,453 Gross Profit 33,375,812 45,070,178 Operating Expenses 4,627,371 4,183,710 Operating Income (Loss) 28,748,441 40,886,468 Other Income (Expense) 631,910 (62,090) Net Income (Loss) 29,380,351$ 40,824,378$ Net Income (Loss) Per Unit 2,012$ 2,795$ Balance Sheets 3/31/2023 9/30/2022 Assets 203,426,002$ 188,955,828$ Current Liabilities 24,062,755$ 27,431,166$ Long Term Debt 20,068,306$ 14,254,170$ Member's Equity 159,294,941$ 147,270,492$ Total Liabilities & Member's Equity 203,426,002$ 188,955,828$ Book Value Per Share 10,906$ 10,083$ 2nd Quarter 2023 Financial Results *

4 | P a g e Important Information Regarding Indiana K-1s After long awaited instruction from the Indiana Department of Revenue, followed by applicable software updates were finally received, we were able to assemble and mail the state of Indiana 2022 K-1’s during the week of May 1, 2023. If you have still not received your state K-1 and need to obtain a copy sooner than you will receive it by mail, please call our office and speak to our Accounting Department. Important Information Regarding your 2023 Taxes During 2022, Cardinal Ethanol formed joint ventures with other companies to perform and complete certain complex projects at its facility. Consequently, we must wait for tax information from these partnerships on Forms K-1 before we can complete our tax information and send our Form K-1 to you for 2023 and future years. You should not plan on having your Form K-1 from Cardinal Ethanol before March 15 each year going forward. Please consult your tax advisor or preparer throughout 2023 as you plan with him or her your tax payments and filing requirements. Cardinal’s Employee Spotlight In this edition of our Employee Spotlight, we proudly recognize a remarkable individual who has made a significant impact over the past five years. Nate Conatser is a maintenance technician who embodies the values of hard work, dedication, and a strong voice. Throughout Nate’s time with us, he has consistently demonstrated a strong work ethic. His commitment to excellence has earned him respect from colleagues and supervisors. Whether it’s troubleshooting complex maintenance issues or ensuring equipment is operating at peak performance, Nate is consistently doing great work. What sets Nate apart is his outspoken nature. He expresses his thoughts and ideas, providing invaluable input within the maintenance team. His willingness to speak up, challenge the status quo, and offer constructive suggestions has been instrumental in his success at Cardinal. Thank you, Nate, for your service—we look forward to many more years with you at Cardinal!

5 | P a g e CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.